SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2004

ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                    21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:     (703) 406-5000

                    Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On December 29, 2004, Orbital Sciences Corporation (the “Company”) entered into an Amended and Restated Credit Agreement with (i) Bank of America, N.A., as Administrative Agent, Swing Line Lender, Letter of Credit Issuer and Lender, (ii) Wachovia Bank, National Association, as Documentation Agent and Lender, and (iii) First Horizon Bank, N.A. as Lender (the “Credit Agreement”). The Credit Agreement replaces the Company’s $50 million revolving credit facility that had been entered into in 2003 with a July 10, 2007 maturity date. The Credit Agreement has a scheduled maturity date of December 29, 2009, has improved pricing terms, is secured by fewer assets than the previous facility, and provides the Company with more flexibility with respect to covenants governing, among other things, the payment of dividends, debt incurrence and the ability to make acquisitions.

     The Credit Agreement provides for a $50 million revolving credit facility and permits the Company to utilize up to $40 million of the facility for the issuance of letters of credit. The Company has the option to increase the amount of the facility by up to $25 million to the extent that any one or more lenders, whether or not currently party to the Credit Agreement, commits to be a lender for such amount. The Credit Agreement no longer contains a borrowing base that limits availability based on accounts receivable balances, as was the case under the prior facility. Fees are payable on outstanding letters of credit at a rate equal to the applicable margins for LIBOR loans. Loans under the facility bear interest at LIBOR plus a margin ranging from 1.5% to 2.25% or at a prime rate plus a margin ranging from zero to 0.75%, with the applicable margin in each case varying according to the Company’s ratio of total debt to earnings before interest, taxes, depreciation and amortization.

     The facility is collateralized by the Company’s subsidiary stock, intellectual property and contract account receivables. The Credit Agreement contains covenants limiting the Company’s ability to, among other things, pay cash dividends, incur debt or liens, redeem or repurchase Company stock, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets. In addition, the Credit Agreement contains financial covenants with respect to leverage, secured leverage, fixed charge coverage, consolidated net worth and the ratio of accounts receivables to senior secured indebtedness. If the Company does not comply with the various financial and other covenants and requirements of the Credit Agreement, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the facility and foreclose on the collateral.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)
Date: January 5, 2005	By:	/s/ Garrett E. Pierce
Garrett E. Pierce
Vice Chairman and Chief Financial Officer

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